Exhibit 4.10

Execution Version

AMENDED AND RESTATED COLLATERAL TRUST AGREEMENT

among

FEDERAL-MOGUL HOLDINGS CORPORATION,

and certain of its Subsidiaries

and

CITIBANK, N.A.,

not individually but solely as Collateral Trustee

Dated as of April 15, 2014

TABLE OF CONTENTS

		PAGE
SECTION 1

DEFINED TERMS

1.01.	Definitions	2

SECTION 2

EXERCISE OF REMEDIES

2.01.	Notices of Event of Default	5

2.02.	General Authority of the Collateral Trustee over the Collateral	5

2.03.	Right to Initiate Judicial Proceedings	6

2.04.	Right to Appoint a Receiver	6

2.05.	Exercise of Powers; Instructions of Applicable Representatives	6

2.06.	Remedies Not Exclusive	7

2.07.	Waiver and Estoppel	7

2.08.	Limitation on Collateral Trustee’s Duty in Respect of Collateral	8

2.09.	Limitation of Applicable Law	8

2.10.	Rights of Secured Parties under Secured Instruments	8

SECTION 3

TRUST COLLATERAL ACCOUNT; DISTRIBUTIONS

3.01.	The Trust Collateral Account	9

3.02.	Control of Trust Collateral Account	9

3.03.	Investment of Funds Deposited in Trust Collateral Account	9

3.04.	Application of Moneys	9

3.05.	Collateral Trustee’s Calculations	10

i

SECTION 4

AGREEMENTS WITH COLLATERAL TRUSTEE

4.01.	Delivery of Secured Instruments	11

4.02.	Information as to Representatives and other Secured Parties, Identity of Applicable Representative	11

4.03.	Compensation and Expenses	11

4.04.	Stamp and Other Similar Taxes	12

4.05.	Filing Fees, Excise Taxes, Etc	12

4.06.	Indemnification	12

4.07.	Collateral Trustee’s Lien	12

4.08.	Further Assurances	13

4.09.	Loan Parties	13

SECTION 5

THE COLLATERAL TRUSTEE

5.01.	Acceptance of Trust	13

5.02.	Exculpatory Provisions	14

5.03.	Delegation of Duties	16

5.04.	Reliance by Collateral Trustee	16

5.05.	Limitations on Duties of Collateral Trustee	17

5.06.	Moneys to be Held in Trust	18

5.07.	Resignation and Removal of the Collateral Trustee	18

5.08.	Status of Successor Collateral Trustee	19

5.09.	Merger of the Collateral Trustee	19

5.10.	Co-Collateral Trustee; Separate Collateral Trustee	19

5.11.	Treatment of Payee or Indorsee by Collateral Trustee; Representatives of Secured Parties	20

5.12.	Assignment of Rights, Not Assumption of Duties	21

SECTION 6

MISCELLANEOUS

6.01.	Notices	21

6.02.	No Waiver	21

6.03.	Amendments, Supplements and Waivers	22

6.04.	Headings	22

6.05.	Severability	22

6.06.	Successors and Assigns	22

6.07.	Currency Conversions	22

6.08.	Governing Law	22

6.09.	Counterparts	22

6.10.	Termination	23

6.11.	New Loan Parties	23

6.12.	Inspection by Regulatory Agencies	23

6.13.	Confidentiality	23

6.14.	Submission to Jurisdiction; Waivers	23

6.15.	WAIVERS OF JURY TRIAL	24

6.16.	Intercreditor Agreements	24

EXHIBITS

Exhibit A	Form of Notice of Event of Default
Exhibit B	Form of Assumption Agreement
Exhibit C	Form of Collateral Trust Joinder

AMENDED AND RESTATED COLLATERAL TRUST AGREEMENT

AMENDED AND RESTATED COLLATERAL TRUST AGREEMENT, dated as of April 15, 2014, among FEDERAL-MOGUL HOLDINGS CORPORATION, a Delaware corporation (with its successors, the “Borrower”), FEDERAL-MOGUL CORPORATION, a Delaware corporation (with its successors, the “Company”), the other subsidiaries of the Borrower from time to time parties hereto (with their respective successors), CITIBANK, N.A., as the ABL Agent (such term, and each other capitalized term used herein, having the meaning assigned thereto in Section 1) and a First-Priority Representative, CREDIT SUISSE AG, as the PP&E First Lien Agent and a First-Priority Representative and CITIBANK, N.A., as Collateral Trustee.

RECITALS

A.    Reference is made to that certain Term Loan and Revolving Credit Agreement, dated as of December 27, 2007, among the Company, the lenders from time to time party thereto, Citicorp USA, Inc. as administrative agent, and the other financial institutions party thereto (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

B.    Reference is made to that certain Collateral Trust Agreement, dated as of December 27, 2007 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Collateral Trust Agreement”), by and among the Company, the other Loan Parties party thereto and Citibank, N.A., as collateral trustee.

C.    On the date hereof, the Borrower, the lenders party thereto, Citibank, N.A., as administrative agent with respect to the revolving credit facility under the Credit Agreement (in such capacity and together with its successors, the “Revolving Administrative Agent”), Citibank, N.A., as administrative agent with respect to the tranche B term loan facility under the Credit Agreement (in such capacity and together with its successors, the “Tranche B Term Administrative Agent”), Credit Suisse AG, as administrative agent with respect to the tranche C term loan facility under the Credit Agreement (in such capacity and together with its successors, the “Tranche C Term Administrative Agent”), and each of the other parties thereto have agreed to amend the Existing Credit Agreement (the Existing Credit Agreement, as so amended and as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Collateral Trust Agreement is amended and restated in its entirety to read as provided herein.

DECLARATION OF TRUST:

NOW, THEREFORE, in order to secure the payment of each of the Secured Obligations and in consideration of the premises and the mutual agreements set forth herein, the Collateral Trustee does hereby declare that, upon the execution of this Collateral Trust Agreement by the parties hereto, it will continue to hold as trustee in trust under this Collateral Trust Agreement all of its right, title and interest in, to and under the Collateral Trust Security Documents and the collateral granted to the Collateral Trustee thereunder whether now existing or hereafter arising (and the Loan Parties do hereby consent thereto).

TO HAVE AND TO HOLD the Collateral Trust Security Documents and the entire Collateral (the right, title and interest of the Collateral Trustee in the Collateral Trust Security Documents and the Collateral being hereinafter referred to as the “Collateral Trust Estate”) unto the Collateral Trustee and its successors in trust under this Collateral Trust Agreement and its assigns forever.

IN TRUST NEVERTHELESS, under and subject to the conditions set forth herein and in the ABL Intercreditor Agreement and for the benefit of the Secured Parties, and for the enforcement of the payment of all Secured Obligations, and as security for the performance of and compliance with the covenants and conditions of this Collateral Trust Agreement, each of the Secured Instruments and each of the Collateral Trust Security Documents.

PROVIDED, HOWEVER, that these presents are upon the condition that if the Loan Parties, their respective successors or permitted assigns, shall satisfy the conditions set forth in Section 6.10(c), then this Collateral Trust Agreement, and the estates and rights hereby assigned, shall cease, determine and be void; otherwise they shall remain and be in full force and effect.

IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Trust Estate is to be held and applied by the Collateral Trustee, subject to the further covenants, conditions and trusts hereinafter set forth.

SECTION 1

DEFINED TERMS

1.01.    Definitions. (a) Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the ABL Intercreditor Agreement.

(b)    The following terms shall have the respective meanings set forth below:

“ABL Intercreditor Agreement” shall mean the ABL Intercreditor Agreement dated as of the date hereof among the Revolving Administrative Agent, the Tranche B Term Administrative Agent, the Tranche C Term Administrative Agent, the Collateral Trustee and the Loan Parties party thereto, as the same may from time to time be amended, modified, supplemented, extended or renewed.

“Applicable Notice of Event of Default” shall mean at any time a Notice of Event of Default delivered by the Applicable Representative at such time.

“Applicable Representative” shall mean (i) with respect to the Borrowing Base Collateral and the Borrowing Base Priority Obligations, the Designated ABL Agent (subject to any ABL Pari Intercreditor Agreement), (ii) with respect to the PP&E Collateral and the PP&E Priority Obligations, the Designated PP&E Agent (subject to any applicable PP&E Intercreditor Agreement) and (iii) if the context shall so require, the collective reference to the Designated ABL Agent and the Designated PP&E Agent.

“Borrower” shall have the meaning set forth in the preamble to this Collateral Trust Agreement.

“Cash Equivalents” shall have the meaning set forth in the Credit Agreement, whether or not in effect.

“Collateral” shall mean, collectively, all collateral in which the Collateral Trustee is granted a security interest pursuant to any of the Collateral Trust Security Documents.

“Collateral Agreement” shall mean the Amended and Restated Collateral Agreement dated as of the date hereof, made by the Grantors named therein in favor of the Collateral Trustee, as the same may from time to time be amended, modified, supplemented, extended or renewed.

“Collateral Trust Agreement” shall mean the Existing Collateral Trust Agreement, as amended and restated in the form of this Amended and Restated Collateral Trust Agreement, as the same may from time to time be further amended, modified, supplemented, extended or renewed.

“Collateral Trust Effective Date” shall mean December 27, 2007.

“Collateral Trust Estate” shall have the meaning set forth in the Declaration of Trust in this Collateral Trust Agreement

“Collateral Trust Joinder” shall mean (i) an agreement substantially in the form of Exhibit C or (ii) any other agreement reasonably acceptable to the Collateral Trustee, executed and delivered by the applicable Representative whereby such Representative acknowledges the Liens on the Collateral held by the Collateral Trustee and that such Representative’s security interest in the Collateral shall be subject to the terms of this Collateral Trust Agreement.

“Collateral Trust Security Documents” shall mean, collectively, (i) the Collateral Agreement, the Collateral Trust Agreement, any foreign pledge agreements, any mortgages and all other security documents delivered to the Collateral Trustee granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Secured Instrument, (ii) each Deposit Account Control Agreement (as defined in the Collateral Agreement), (iii) each new security document delivered to the Collateral Trustee pursuant to Section 4.01 and (iv) each agreement entered into pursuant to clause (ii) of Section 6.03(b) of this Collateral Trust Agreement.

“Collateral Trustee” shall mean Citibank, N.A., in its capacity as Collateral Trustee under this Collateral Trust Agreement, and any successor Collateral Trustee appointed hereunder. It is understood that (i) the term “Collateral Trustee” shall refer only to the Person then acting as Collateral Trustee in such capacity, and shall not refer to such Person acting in any other capacity at such time, including without limitation such Person acting as First Priority Representative or Second Priority Representative and (ii) the term “Collateral Trustee” shall also encompass Citibank, N.A. (or any assignee or successor thereto), in its capacity as secured party under the Foreign Pledge Agreements.

“Collateral Trustee Fees” shall mean all fees, costs and expenses of the Collateral Trustee of the types described in Sections 4.03, 4.04, 4.05 and 4.06.

“Company” shall have the meaning set forth in the preamble to this Collateral Trust Agreement.

“Credit Agreement” shall have the meaning set forth in the recitals to this Collateral Trust Agreement.

“Distribution Date” shall mean each date fixed by the Collateral Trustee for a distribution to the Secured Parties of funds held in the Trust Collateral Account, the first of which shall be within 120 days after the Collateral Trustee receives an Applicable Notice of Event of Default and the remainder of which shall be monthly thereafter on the day of the month corresponding to the first Distribution Date (or, if there be no such corresponding day, the last day of such month); provided that if any such day is not a business day, such Distribution Date shall be the next business day.

“First Priority Documents” shall mean ABL Loan Documents and the PP&E First Lien Loan Documents.

“First Priority Notice of Event of Default” shall mean a notice delivered to the Collateral Trustee by a First Priority Representative, stating that an event of default has occurred under the provisions of the relevant First Priority Documents and, as a result thereof, the holders of the applicable First Priority Obligations outstanding under such First Priority Document have the right to declare such First Priority Obligations immediately due and payable.

“First Priority Obligations” shall mean the Borrowing Base Priority Obligations and the PP&E First Lien Obligations.

“First Priority Representative” shall mean, collectively (i) each ABL Agent and (ii) each PP&E First Lien Agent, in each case identified as a “First Priority Representative” on the signature page to this Collateral Trust Agreement on the date hereof or who executes and delivers a Collateral Trust Joinder as a First Priority Representative.

“Fronting Bank” shall mean, with respect to any Letter of Credit, the bank or other institution issuing same.

“Letter of Credit” shall mean (i) any “Letter of Credit” issued pursuant to the Credit Agreement and (ii) any letter of credit issued for the account of one or more of the Loan Parties pursuant to any other First Priority Document.

“Letter of Credit Account” shall mean (i) any “Letter of Credit Account” established pursuant to the Credit Agreement and (ii) any similar account established pursuant to any other First Priority Document specifically to secure the reimbursement obligation of the Loan Parties with respect to Letters of Credit issued thereunder.

“Loan Parties” shall have the meaning set forth in the preamble to this Collateral Trust Agreement.

“Notice of Event of Default” shall mean any of a First Priority Notice of Event of Default or a Second Priority Notice of Event of Default. Each Notice of Event of Default shall be in substantially the form of Exhibit A to this Collateral Trust Agreement.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel satisfactory to the Collateral Trustee, who may be counsel regularly retained by the Collateral Trustee.

“Representative” shall mean any First Priority Representative or Second Priority Representative.

“Responsible Officer” shall have the meaning set forth in Section 4.02.

“Revolving Administrative Agent” shall have the meaning set forth in the recitals to this Collateral Trust Agreement.

“Second Priority Documents” shall mean the PP&E Second Lien Loan Documents.

“Second Priority Notice of Event of Default” shall mean a notice delivered to the Collateral Trustee by the Second Priority Representative with respect to Second Priority Obligations, stating that an event of default has occurred under the provisions of the relevant Second Priority Documents and, as a result thereof, the holders of the Second Priority Obligations outstanding under such Second Priority Document have the right to declare such Second Priority Obligations immediately due and payable.

“Second Priority Obligations” shall mean the PP&E Second Lien Obligations.

“Second Priority Representative” shall mean, with respect to the PP&E Collateral and the PP&E Second Lien Obligations, any PP&E Second Lien Agent that has executed and delivered a Collateral Trust Joinder.

“Secured Instruments” shall mean, at any time, (i) the ABL Loan Documents and the PP&E Loan Documents and (ii) any agreements or other instruments governing or evidencing any Cash Management Obligations or any Hedging Obligations.

“Secured Obligations” shall mean, collectively, the First Priority Obligations and the Second Priority Obligations.

“Tranche B Term Administrative Agent” shall have the meaning set forth in the recitals to this Collateral Trust Agreement.

“Tranche C Term Administrative Agent” shall have the meaning set forth in the recitals to this Collateral Trust Agreement.

“Trust Collateral Account” shall have the meaning set forth in Section 3.01.

(c)    The words ‘‘hereof’, “herein” and “hereunder” and words of similar import when used in this Collateral Trust Agreement shall refer to this Collateral Trust Agreement as a whole and not to any particular provision of this Collateral Trust Agreement, and section references are to this Collateral Trust Agreement unless otherwise specified.

SECTION 2

EXERCISE OF REMEDIES

2.01.    Notices of Event of Default. (a) Upon receipt by the Collateral Trustee of an Applicable Notice of Event of Default, the Collateral Trustee shall promptly (but in any event not later than five business days after receipt thereof by the Collateral Trustee) notify the Borrower and all other Representatives of the receipt thereof and provide a copy thereof to such Persons. So long as such Applicable Notice of Event of Default is in effect, the Collateral Trustee shall exercise the rights and remedies provided in this Collateral Trust Agreement and in the Collateral Trust Security Documents subject to the direction of the Applicable Representatives as provided herein. Unless otherwise expressly provided herein or therein, the Collateral Trustee is not empowered to exercise any remedy hereunder or thereunder unless an Applicable Notice of Event of Default is in effect.

(b)    A Notice of Event of Default delivered by the Applicable Representative shall become effective upon receipt thereof by the Collateral Trustee. A Notice of Event of Default, once effective, shall remain in effect unless and until it is cancelled as provided in Section 2.01(c).

(c)    Any Applicable Representative shall be entitled to cancel its own Notice of Event of Default by delivering a written notice of cancellation to the Collateral Trustee (i) before the Collateral Trustee takes any action to exercise any remedy with respect to the Collateral or (ii) thereafter, if the Collateral Trustee has been instructed by the Applicable Representative to cease exercising remedies. The Collateral Trustee shall as promptly as practicable notify the Borrower and all other Representatives as to the receipt and contents of any such notice of cancellation.

2.02.    General Authority of the Collateral Trustee over the Collateral. Each Loan Party hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its or his own name, from time to time as the Collateral Trustee may be instructed by the Applicable Representative, subject to Section 2.01, so long as any Applicable Notice of Event of Default is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Collateral Trust Agreement and the Collateral Trust Security Documents and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each Loan Party hereby acknowledges that the Collateral Trustee shall have all powers and remedies set forth in the Collateral Trust Security Documents, subject to Section 2.01.

2.03.    Right to Initiate Judicial Proceedings. If an Applicable Notice of Event of Default is in effect, the Collateral Trustee, subject to the provisions of Section 2.05(b) and Section 5, (a) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate, or as it may be instructed by the Applicable Representative, to protect and enforce the rights vested in it by this Collateral Trust Agreement and each Collateral Trust Security Document and (b) may, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

2.04.    Right to Appoint a Receiver. If an Applicable Notice of Event of Default is in effect, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Collateral Trustee under this Collateral Trust Agreement or any Collateral Trust Security Document, the Collateral Trustee shall, to the extent permitted by law, with notice to the Borrower but without notice to any party claiming through the Loan Parties, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Collateral Trust Estate, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers of the Collateral Trust Estate, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral Trust Estate be segregated, sequestered and impounded for the benefit of the Collateral Trustee and the Secured Parties, and each Loan Party irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Collateral Trustee shall be entitled to retain possession and control of all cash and Cash Equivalents held by or deposited with it pursuant to this Collateral Trust Agreement or any Collateral Trust Security Document.

2.05.    Exercise of Powers; Instructions of Applicable Representatives. (a) All of the powers, remedies and rights of the Collateral Trustee as set forth in this Collateral Trust Agreement may be exercised by the Collateral Trustee in respect of any Collateral Trust Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Trustee and each Representative as set forth in any Collateral Trust Security Document may be exercised from time to time as herein and therein provided.

(b)    While an Applicable Notice of Event of Default is in effect, the Applicable Representatives shall have the right, by one or more instruments in writing executed and delivered to the Collateral Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Trustee, or of exercising any trust or power conferred on the Collateral Trustee, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Collateral Trust Agreement or any Collateral Trust Security Document; provided that (i) such direction shall not conflict with any provision of law or of this Collateral Trust Agreement, the ABL Intercreditor Agreement, any PP&E Intercreditor Agreement or of any Collateral Trust Security Document and (ii) the Collateral Trustee shall be adequately secured and indemnified as provided in

Section 5.04(d). Nothing in this Section 2.05(b) shall impair the right of the Collateral Trustee in its discretion to take any action which it deems proper and which is not inconsistent with such direction by the Applicable Representatives. In the absence of such direction, the Collateral Trustee shall have no duty to take or refrain from taking any action unless explicitly required herein.

2.06.    Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Trustee herein or in the Collateral Trust Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Collateral Trust Security Document or now or hereafter existing at law or in equity or by statute.

(b)    No delay or omission by the Collateral Trustee to exercise any right, remedy or power hereunder or under any Collateral Trust Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Collateral Trust Agreement or any Collateral Trust Security Document to the Collateral Trustee may be exercised from time to time and as often as may be deemed expedient by the Collateral Trustee.

(c)    If the Collateral Trustee shall have proceeded to enforce any right, remedy or power under this Collateral Trust Agreement or any Collateral Trust Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Trustee, then the Loan Parties, the Collateral Trustee and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Trustee shall continue as though no such proceeding had been taken.

(d)    All rights of action and of asserting claims upon or under this Collateral Trust Agreement and the Collateral Trust Security Documents may be enforced by the Collateral Trustee without the possession of any Secured Instrument or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Trustee shall be, subject to Sections 5.05(c) and 5.10(b)(ii), brought in its name as Collateral Trustee and any recovery of judgment shall be held as part of the Collateral Trust Estate.

2.07.    Waiver and Estoppel. (a) Each Loan Party agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Collateral Trust Agreement or any Collateral Trust Security Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Trustee in this Collateral Trust Agreement or any Collateral Trust Security Document but will suffer and permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 2.07(a) shall be construed as a waiver of any rights of the Loan Parties under any applicable federal bankruptcy law or state insolvency law.

(b)    Each Loan Party, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Collateral Trust Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Collateral Trust Agreement or any Collateral Trust Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c)    Each Loan Party waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Collateral Trust Security Document) in connection with this Collateral Trust Agreement and the Collateral Trust Security Documents and any action taken by the Collateral Trustee with respect to the Collateral.

2.08.    Limitation on Collateral Trustee’s Duty in Respect of Collateral. (a) Beyond the exercise of reasonable care in the custody thereof expressly provided herein or in any Collateral Trust Security Document to which it is a party and to account to the Secured Parties and the Loan Parties for moneys and other property received by it hereunder or under any Collateral Trust Security Document, the Collateral Trustee shall not have any duty to the Loan Parties or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b)    The Collateral Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Borrower or any other Loan Party to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

2.09.    Limitation of Applicable Law. All rights, remedies and powers provided in this Collateral Trust Agreement or any Collateral Trust Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Collateral Trust Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law (it being understood that the applicable laws of the Netherlands do not permit the Collateral Trustee to hold collateral in trust).

2.10.    Rights of Secured Parties under Secured Instruments. Notwithstanding any other provision of this Collateral Trust Agreement or any Collateral Trust Security Document, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Instrument or other instrument evidencing or agreement governing a Secured Obligation or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Loan Parties to pay such Secured Obligation when due, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the Secured Instrument under which such Secured Obligation is outstanding.

SECTION 3

TRUST COLLATERAL ACCOUNT; DISTRIBUTIONS

3.01.    The Trust Collateral Account. On the Collateral Trust Effective Date there shall be established and, at all times thereafter until the trusts created by this Collateral Trust Agreement shall have terminated, there shall be maintained with the Collateral Trustee at its office, a non-interest bearing trust account which shall be entitled the “Federal-Mogul Trust Collateral Account” (the “Trust Collateral Account”). All moneys which are required by this Collateral Trust Agreement or any Collateral Trust Security Document to be delivered to the Collateral Trustee while an Applicable Notice of Event of Default is in effect or which are received by the Collateral Trustee or any agent or nominee of the Collateral Trustee in respect of the Collateral, in connection with the exercise of the remedies provided in this Collateral Trust Agreement or any Collateral Trust Security Document, while an Applicable Notice of Event of Default is in effect, shall be deposited in the Trust Collateral Account and held by the Collateral Trustee as part of the Collateral Trust Estate and applied in accordance with the terms of this Collateral Trust Agreement. Upon the cancellation of any Applicable Notice of Event of Default pursuant to Section 2.01(c), the Collateral Trustee shall (subject to the first sentence of Section 3.04(a)) cause all funds on deposit in the Trust Collateral Account to be paid over to the Loan Parties in accordance with their respective interests.

3.02.    Control of Trust Collateral Account. All right, title and interest in and to the Trust Collateral Account shall vest in the Collateral Trustee, and funds on deposit in the Trust Collateral Account shall constitute part of the Collateral Trust Estate. The Trust Collateral Account shall be subject to the exclusive dominion and control of the Collateral Trustee.

3.03.    Investment of Funds Deposited in Trust Collateral Account. The Collateral Trustee shall, at the direction of the Applicable Representative, invest and reinvest moneys on deposit in the Trust Collateral Account at any time in Cash Equivalents, as selected by the Applicable Representative. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Trust Collateral Account as part of the Collateral Trust Estate. The Collateral Trustee shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity. In the absence of such directions, the Collateral Trustee shall have no obligation to invest or reinvest moneys.

3.04.    Application of Moneys. (a) The Collateral Trustee shall have the right (pursuant to Section 4.07) at any time to apply moneys held by it in the Trust Collateral Account to the payment of due and unpaid Collateral Trustee Fees.

(b)    All remaining moneys held by the Collateral Trustee in the Trust Collateral Account or received by the Collateral Trustee while an Applicable Notice of Event of Default is in effect shall, to the extent available for distribution (it being understood that the Collateral Trustee may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 3.04), be distributed (subject to the provisions of Section 3.05) by the Collateral Trustee on each Distribution Date in the following order of priority:

First: to the Collateral Trustee for any unpaid Collateral Trustee Fees and then to any Secured Party which has theretofore advanced or paid any Collateral Trustee Fees (including any such fees that may constitute administrative expenses allowable under Section 503(b) of the Bankruptcy Code), an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Trustee Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

Second: to any Secured Party which has theretofore advanced or paid any Collateral Trustee Fees other than such administrative expenses, described in clause First above, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Trustee Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

Third: subject to Section 6.16, to the First Priority Representatives in an amount equal to the unpaid amount of the First Priority Obligations then outstanding, whether or not then due and payable (including without limitation amounts required to cash collateralize undrawn letters of credit and other contingent obligations that are First Priority Obligations);

Fourth: to the Second Priority Representative in an amount equal to the unpaid amount of the Second Priority Obligations then outstanding whether or not then due and payable; and

Fifth: any surplus then remaining shall be paid to the applicable Loan Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c)    The term ‘‘unpaid” as used in clauses Third, Fourth and Fifth of Section 3.04(b) refers:

(i)    in the absence of a bankruptcy proceeding with respect to the relevant Loan Party(s), to all amounts of the applicable Secured Obligations outstanding as of a Distribution Date, and

(ii)    during the pendency of a bankruptcy proceeding with respect to the relevant Loan Party(s), to all amounts allowed by the bankruptcy court in respect of the applicable Secured Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions have not been made in respect thereof.

(d)    Any payments or distributions received by any Representative under this Section 3.04 shall be for re-distribution by such Representative in accordance with the provisions of the applicable Secured Instrument (subject to the ABL Intercreditor Agreement and any applicable PP&E Intercreditor Agreement).

Notwithstanding the foregoing, amounts on deposit in any Letter of Credit Account shall be applied first, to reimburse each Fronting Bank for any then drawn but unreimbursed amounts in respect of the related Letters of Credit and, second, to cash collateralize any then outstanding related Letters of Credit in accordance with the provisions of the applicable First Priority Document. Any amounts in excess of those required for such purposes shall be applied in accordance with the otherwise applicable provisions of this Section 3.04.

3.05.    Collateral Trustee’s Calculations. In making the determinations and allocations required by Section 3.04, the Collateral Trustee may conclusively rely upon (a) information supplied by the Representative with respect to the relevant Secured Obligations, and the Collateral Trustee shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Loan Party from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Trustee pursuant to Section 3.04 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Trustee shall have no duty to inquire as to the application by any Representative of any amounts distributed to them and no liability with respect to any such application.

SECTION 4

AGREEMENTS WITH COLLATERAL TRUSTEE

4.01.    Delivery of Secured Instruments. On the Collateral Trust Effective Date, the Borrower shall deliver to the Collateral Trustee true and complete copies of each Secured Instrument and each Collateral Trust Security Document as in effect on the Collateral Trust Effective Date. The Borrower shall deliver to the Collateral Trustee, promptly upon the execution thereof, (a) a true and complete copy of all amendments, modifications or supplements to any Secured Instrument entered into after the Collateral Trust Effective Date, and (b) a true and complete copy of any new Collateral Trust Security Document entered into after the Collateral Trust Effective Date.

4.02.    Information as to Representatives and other Secured Parties, Identity of Applicable Representative. The Borrower shall deliver to the Collateral Trustee on the Collateral Trust Effective Date and on each anniversary of the Collateral Trust Effective Date, and from time to time upon request of the Collateral Trustee, a list setting forth as of a date not more than 30 days prior to the date of such delivery, the aggregate unpaid principal amount of each Secured Obligation outstanding and the name and address of each Representative. On or prior to the Collateral Trust Effective Date, each Loan Party and each Representative shall deliver to the Collateral Trustee an authority and incumbency certificate setting forth the names and specimen signatures of the officers thereof authorized to sign any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to the Collateral Trustee under this Collateral Trust Agreement or the Collateral Trust Security Documents (each officer so authorized, a “Responsible Officer”), and the Collateral Trustee shall be entitled to rely on such authority and incumbency certificate until a new authority and incumbency certificate is furnished by any Loan Party or Representative, as the case may be, to the Collateral Trustee. The Borrower will request that each Representative notify the Collateral Trustee of any changes of the officers of each thereof authorized to give directions hereunder on behalf of such parties prior to the date of any such changes. If the Collateral Trustee is not informed of changes of the officers of any Representative authorized to give directions hereunder on behalf of such parties, the Collateral Trustee may rely on the information previously provided to the Collateral Trustee.

4.03.    Compensation and Expenses. The Borrower agrees to pay to the Collateral Trustee, from time to time upon demand, (a) reasonable compensation (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a trustee of an express trust) for its services hereunder and under the Collateral Trust Security Documents and for administering the Collateral Trust Estate and (b) all of the reasonable fees, costs and expenses of the Collateral Trustee (including, without limitation, the reasonable fees and disbursements of its counsel (including the allocated fees and expenses of in-house counsel), advisors and agents) (i) arising in connection with the preparation, execution, delivery, modification, and termination of this Collateral Trust Agreement and each Collateral Trust Security Document or the enforcement of any of the provisions hereof or thereof, (ii) incurred or required to be advanced in connection with the administration of the Collateral Trust Estate, the sale or other disposition of Collateral pursuant to any Collateral Trust Security Document and the preservation, protection or defense of the Collateral Trustee’s rights under this Collateral Trust Agreement and the Collateral Trust Security Documents and in and to the Collateral and the Trust Estate or (iii) incurred by the Collateral Trustee in connection with the removal of the Collateral Trustee pursuant to Section 5.07(a). Such fees, costs and expenses are intended to constitute expenses of administration under any bankruptcy law relating to creditors rights generally. The obligations of the Borrower under this Section 4.03 shall survive the repayment of the Secured Obligations, the termination of the other provisions of this Collateral Trust Agreement and the resignation or removal of the Collateral Trustee hereunder.

4.04.    Stamp and Other Similar Taxes. The Borrower agrees to indemnify and hold harmless the Collateral Trustee, each Representative and each other Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Collateral Trust Agreement, any Collateral Trust Security Document, the Collateral Trust Estate or any Collateral. The obligations of the Borrower under this Section 4.04 shall survive the repayment of the Secured Obligations, the termination of the other provisions of this Collateral Trust Agreement and the resignation or removal of the Collateral Trustee hereunder.

4.05.    Filing Fees, Excise Taxes, Etc. The Borrower agrees to pay or to reimburse the Collateral Trustee for any and all payments made by the Collateral Trustee in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Collateral Trust Agreement and each Collateral Trust Security Document. The obligations of the Borrower under this Section 4.05 shall survive the repayment of the Secured Obligations, the termination of the other provisions of this Collateral Trust Agreement and the resignation or removal of the Collateral Trustee hereunder.

4.06.    Indemnification. The Loan Parties jointly and severally agree to pay, indemnify, and hold the Collateral Trustee, each Representative and each other Secured Party (and their respective directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel (including the allocated fees and expenses of in-house counsel), advisors and agents) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Collateral Trust Agreement and the Collateral Trust Security Documents, unless arising from the gross negligence or willful misconduct of the indemnified party, including for taxes in any jurisdiction in which the Collateral Trustee is subject to tax by reason of actions hereunder or under the Collateral Trust Security Documents, unless such taxes are imposed on or measured by compensation paid to the Collateral Trustee under Section 4.03. In any suit, proceeding or action brought by the Collateral Trustee under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, the Loan Parties jointly and severally will save, indemnify and keep the Collateral Trustee, each Representative and each other Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Loan Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from any Loan Party, and all such obligations of the Loan Parties shall be and remain enforceable against and only against the Loan Parties and shall not be enforceable against the Collateral Trustee, any Representative or any other Secured Party. The agreements in this Section 4.06 shall survive the repayment of the Secured Obligations, the termination of the other provisions of this Collateral Trust Agreement and the resignation or removal of the Collateral Trustee hereunder.

4.07.    Collateral Trustee’s Lien. Notwithstanding anything to the contrary in this Collateral Trust Agreement, as security for the payment of Collateral Trustee Fees (i) the Collateral Trustee is hereby granted a security interest upon all Collateral prior to the security interest held therein by any Secured Party and (ii) the Collateral Trustee shall have the right to use and apply any of the funds held by the Collateral Trustee in the Trust Collateral Account to cover such Collateral Trustee Fees.

4.08.    Further Assurances. (a) At any time and from time to time, upon the written request of any Representative or the Collateral Trustee, and at the expense of the Borrower, each Loan Party will promptly execute and deliver, and have recorded, any and all such further instruments and documents and take such further action as is necessary or reasonably requested further to perfect, or to protect the perfection of, the liens and security interests granted under the Collateral Trust Security Documents, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction and (ii) in the case of Investment Property, Deposit Accounts, Letter of Credit Rights (each as defined in the Collateral Agreement) and any other relevant Collateral, taking any actions necessary to enable the Collateral Trustee to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto. In addition to the foregoing, at any time and from time to time, upon the written request of the Collateral Trustee (which shall be made only upon the written direction of any Representative), and at the expense of the Borrower, each Loan Party will promptly execute and deliver, and have recorded, any and all such further instruments and documents and take such further action as the Collateral Trustee has been so directed is necessary or reasonably requested to obtain the full benefits of this Collateral Trust Agreement and the Collateral Trust Security Documents and of the rights and powers herein and therein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the liens and security interests granted by the Collateral Trust Security Documents and (ii) in the case of Investment Property, Deposit Accounts, Letter of Credit Rights (each as defined in the Collateral Agreement) and any other relevant Collateral, taking any actions necessary to enable the Collateral Trustee to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto. It is understood that the rights of each Representative under this Section 4.08(a) are subject to the terms of the Intercreditor Agreement. Each Loan Party also hereby authorizes the Collateral Trustee to sign and each Representative or the Collateral Trustee to file arty such financing or continuation statements without the signature of such Loan Party to the extent permitted by applicable law. Notwithstanding the foregoing, in no event shall the Collateral Trustee have any obligation in respect of the perfection or continuation of perfection, the sufficiency or validity of any security interest in or related to the Collateral or to prepare or file any Uniform Commercial Code financing statements.

(b)    Each Loan Party will furnish to the Collateral Trustee and each Representative from time to time statements and schedules further identifying and describing the assets and property of such Loan Party and such other reports in connection therewith as the Collateral Trustee may reasonably request, all in reasonable detail.

4.09.    Loan Parties. The Loan Parties other than the Borrower agree, jointly and severally, to pay to the Collateral Trustee any of the amounts payable to it pursuant to this Section 4 to the extent not paid by the Borrower.

SECTION 5

THE COLLATERAL TRUSTEE

5.01.    Acceptance of Trust. Each Representative hereby irrevocably authorizes the Collateral Trustee, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Collateral Trust Security Documents, the First Priority Documents and the Second Priority Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Collateral Trust Security Documents, the First Priority Documents and the Second Priority Documents and including such actions in connection with the incurrence of Indebtedness as are expressly contemplated by the Collateral Trust Security

Documents, the First Priority Documents and the Second Priority Documents). The Collateral Trustee shall not have duties or responsibilities except as set forth in this Collateral Trust Agreement and the remaining Collateral Trust Security Documents. The Collateral Trustee, for itself and its successors, hereby accepts the trusts created by this Collateral Trust Agreement upon the terms and conditions hereof.

5.02.    Exculpatory Provisions. (a) The Collateral Trustee (x) shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Loan Parties, (y) shall not have any duties or obligations except those expressly set forth herein and in the other Collateral Trust Security Documents and (z) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an “Event of Default” (as defined in any Secured Instrument) has occurred and is continuing. The Collateral Trustee makes no representations as to the value or condition of the Collateral Trust Estate or any part thereof, or as to the title of the Loan Parties thereto or as to the security afforded by this Collateral Trust Agreement or any Collateral Trust Security Document, or as to the validity, execution (except its execution), enforceability, legality or sufficiency of this Collateral Trust Agreement, the Collateral Trust Security Documents or the Secured Obligations, and the Collateral Trustee shall incur no liability or responsibility in respect of any such matters.

(b)    The Collateral Trustee shall not be required to ascertain or inquire as to the performance by the Loan Parties of any of the covenants, agreements or other terms or conditions contained herein or in any Collateral Trust Security Document or Secured Instrument. Whenever it is necessary, or in the opinion of the Collateral Trustee advisable, for the Collateral Trustee to ascertain the amount of Secured Obligations then held by Secured Parties, the Collateral Trustee may rely on a certificate of the relevant Representative and, if the relevant Representative shall not give such information to the Collateral Trustee, it shall not be entitled to receive distributions hereunder (in which case distributions to those Persons who have supplied such information to the Collateral Trustee shall be calculated by the Collateral Trustee using, for those Persons who have not supplied such information, the list then most recently delivered by the Borrower pursuant to Section 4.02), and the amount so calculated to be distributed to the Person who fails to give such information shall be held in trust for such Person until such Person does supply such information to the Collateral Trustee, whereupon on the next Distribution Date the amount distributable to such Person shall be recalculated using such information and distributed to it. Nothing in the preceding sentence shall prevent any Loan Party from contesting any amounts claimed by any Secured Party in any certificate so supplied.

(c)    The Collateral Trustee shall be under no obligation or duty to take any action under this Collateral Trust Agreement or any Collateral Trust Security Document if taking such action (i) would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Trustee receive security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Collateral Trust Agreement or any Collateral Trust Security Document.

(d)    The Collateral Trustee shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any of the Loan Parties as if it were not the Collateral Trustee.

(e)    Without limiting the generality of the foregoing, the Collateral Trustee:

(i)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Collateral Trust Security Documents that the Collateral Trustee is required to exercise as directed in writing by the Applicable Representative; provided that the Collateral Trustee shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Trustee to liability or that is contrary to any Collateral Trust Security Document or applicable law;

(ii)    shall not, except as expressly set forth herein and in the other Collateral Trust Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its affiliates that is communicated to or obtained by the Person serving as the Collateral Trustee or any of its affiliates in any capacity;

(iii)    shall not be liable for any action taken or not taken by it with the consent or at the request of the Applicable Representative or in reliance on a certificate of an authorized officer of the Borrower stating that such action is not prohibited by the terms of this Collateral Trust Agreement. The Collateral Trustee shall be deemed not to have knowledge of any “Event of Default” under any Secured Instrument unless and until notice describing such Event of Default is given to the Collateral Trustee by the Applicable Representative with respect to the Secured Obligations under such Secured Instrument or the Borrower;

(iv)    shall not be responsible for or have any duty to ascertain or inquire into any statement, warranty or representation made in or in connection with this Collateral Trust Agreement or any other Collateral Trust Security Document or any Secured Instrument, the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, the occurrence of any default, the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Trust Security Documents, the value or the sufficiency of any Collateral for any Secured Obligations, or the satisfaction of any condition set forth in any Collateral Trust Security Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Trustee; and

(v)    with respect to the Credit Agreement, any Collateral Trust Security Document or any Secured Instrument, may conclusively assume that the Loan Parties have complied with all of their obligations thereunder unless advised in writing by the Applicable Representative thereunder to the contrary specifically setting forth the alleged violation; and may conclusively rely on any certificate of an officer of the Borrower provided pursuant to the terms thereof.

(f)    Each Secured Party acknowledges that, in addition to acting as the Collateral Trustee, Citibank, N.A., also serves as an Administrative Agent under the Credit Agreement and each Secured Party hereby agrees not to assert any claim (including as a result of any conflict of interest) against Citibank, N.A., or any successor, arising from the role of Administrative Agent under the Credit Agreement so long as Citibank, N.A., or any such successor is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct.

(g)    Each Representative and each Secured Party hereby waives any claim it may now or hereafter have against the Collateral Trustee or any other Secured Parties arising out of (i) any actions which the Collateral Trustee (or any of its representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, Disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Secured Obligations from any account debtor, guarantor or any other party) in accordance with any relevant Collateral Trust

Security Documents, or any other agreement related thereto, or to the collection of the Secured Obligations or the valuation, use, protection or release of any security for the Secured Obligations, (ii) any election by the Collateral Trustee (or any of its agents), in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, or (iii) subject to the terms of each applicable le Collateral Trust Security Document, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Borrower or any of its Subsidiaries, as debtor-in-possession.

(h)    The Collateral Trustee shall not be liable for any action taken or omitted to be taken in accordance with this Collateral Trust Agreement or the Collateral Trust Security Documents except for its own gross negligence or willful misconduct.

5.03.    Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents, attorneys-in-fact, accountants, appraisers or other experts. The Collateral Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents, attorneys-in-fact, accountants, appraisers or other experts selected by it without gross negligence or willful misconduct.

5.04.    Reliance by Collateral Trustee. (a) Whenever in the administration of this Collateral Trust Agreement or the Collateral Trust Security Documents the Collateral Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Trustee taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer delivered to the Collateral Trustee, and such certificate shall be full warrant to the Collateral Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 5.05.

(b)    The Collateral Trustee may consult with counsel of its choice, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any Collateral Trust Security Document in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of this Collateral Trust Agreement and the Collateral Trust Security Documents from any court of competent jurisdiction.

(c)    The Collateral Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its own gross negligence or willful misconduct, the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Collateral Trust Agreement.

(d)    The Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Trustee by this Collateral Trust Agreement and the Collateral Trust Security Documents, at the request or direction of the Applicable Representatives pursuant to this Collateral Trust Agreement or otherwise, unless the Collateral Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by the Collateral Trustee in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Trustee.

(e)    Upon any application or demand by any of the Loan Parties (except any such application or demand which is expressly permitted to be made orally) to the Collateral Trustee to take or permit any action under any of the provisions of this Collateral Trust Agreement or any Collateral Trust Security Document, the Borrower shall furnish to the Collateral Trustee a certificate of a relevant Responsible Officer stating that all conditions precedent, if any, provided for in this Collateral Trust Agreement, in any relevant Collateral Trust Security Document or in any relevant Specified Agreement (as defined in the Collateral Agreement) relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Collateral Trust Agreement or a Collateral Trust Security Document relating to such particular application or demand, such additional document shall also be furnished.

(f)    Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer or representations made by a Responsible Officer in a writing filed with the Collateral Trustee.

5.05.    Limitations on Duties of Collateral Trustee. (a) Unless a Notice of Event of Default is in effect, the Collateral Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Collateral Trust Agreement and the Collateral Trust Security Documents, and no implied covenants or obligations shall be read into this Collateral Trust Agreement or any Collateral Trust Security Document against the Collateral Trustee. If and so long as a Notice of Event of Default is in effect, the Collateral Trustee may, subject to the provisions of Section 2.05(b), exercise the rights and powers vested in the Collateral Trustee by this Collateral Trust Agreement and the Collateral Trust Security Documents, and shall not be liable with respect to any action taken, or omitted to be taken, in accordance with this Collateral Trust Agreement.

(b)    Except as herein otherwise expressly provided, the Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions hereof or of any Collateral Trust Security Document except upon the written request of the Applicable Representatives. The Collateral Trustee shall make available for inspection and copying by any Representative each certificate or other paper furnished to the Collateral Trustee by any of the Loan Parties under or in respect of this Collateral Trust Agreement or any of the Collateral.

(c)    No provision of this Collateral Trust Agreement or of any Collateral Trust Security Document shall be deemed to impose any duty or obligation on the Collateral Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Trustee in such jurisdiction or impose a tax on the Collateral Trustee by reason thereof or to risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

(d)    The Collateral Trustee shall have no duties other than those specifically set forth or provided for in the Collateral Trust Security Documents to which it is a party, and no implied covenants or obligations of the Collateral Trustee shall be read into the Collateral Trust Security Documents to which the Collateral Trustee is a party.

(e)    Anything in this Collateral Trust Agreement to the contrary notwithstanding, in no event shall the Collateral Trustee be liable under or in connection with this Collateral Trust Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Collateral Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(f)    In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations here under arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Trustee shall use reasonable efforts with are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

5.06.    Moneys to be Held in Trust. All moneys received by the Collateral Trustee under or pursuant to any provision of this Collateral Trust Agreement or any Collateral Trust Security Document (except Collateral Trustee Fees) shall be held in trust for the purposes for which they were paid or are held.

5.07.    Resignation and Removal of the Collateral Trustee. (a) The Collateral Trustee may at any time, by giving prior written notice to the Borrower and each Representative, resign and be discharged of the responsibilities hereby created, and upon such resignation the Representatives shall have the right to select a successor Collateral Trustee. Such resignation shall become effective upon the earlier to occur of (x) 45 days after the aforesaid notice of resignation is given and (y)(i) the appointment of a successor Collateral Trustee, (ii) the acceptance of such appointment by such successor Collateral Trustee and (iii) approval of such successor Collateral Trustee evidenced by one or more instruments executed by each Representative. If no successor Collateral Trustee shall be appointed and shall have accepted such appointment within 45 days after the Collateral Trustee gives the aforesaid notice of resignation, the Borrower, any Representative or any other Secured Party may apply to any court of competent jurisdiction to appoint a successor Collateral Trustee to act until such time, if any, as a successor Collateral Trustee shall have been appointed as provided in this Section 5.07. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Trustee appointed as provided in Section 5.07(b). The Collateral Trustee shall be entitled to Collateral Trustee Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal. The Representatives may, at any time upon giving 30 days’ prior written notice thereof to the Collateral Trustee, remove any Collateral Trustee that has been appointed Collateral Trustee hereunder after the Collateral Trust Effective Date and appoint a successor thereto, such removal to be effective upon the acceptance of such appointment by the successor. If no successor Collateral Trustee shall be appointed and shall have accepted such appointment within 30 days after notice of removal is given to the Collateral Trustee by the Representatives, the Collateral Trustee may apply to any court of competent jurisdiction to appoint a successor Collateral Trustee to act until such time, if any, as a successor Collateral Trustee shall have been appointed as provided in this Section 5.07. The Collateral Trustee shall be entitled to Trustee Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

(b)    If at any time the Collateral Trustee shall resign or be removed, or if at any time a vacancy shall occur in the office of the Collateral Trustee for any other cause, a successor Collateral Trustee may be appointed by the Representatives with the consent of the Borrower, which consent shall not be unreasonably withheld. The powers, duties, authority and title of the predecessor Collateral Trustee shall be terminated and cancelled without procuring the resignation of such predecessor and without any other formality (except as may be required by applicable law) than appointment and designation of a successor in writing duly acknowledged and delivered to the predecessor and the Borrower. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Collateral Trust Agreement and the Trust Security Agreements shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of any Representative, the Borrower, or the successor Collateral Trustee, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and under the Collateral Trust Security Documents and shall deliver all Collateral held by it or its agents to such successor. Should any deed, conveyance or other instrument in writing from any Loan Party be required by any successor Collateral Trustee for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Trustee, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by such Loan Party. If such Loan Party shall not have executed and delivered any such deed, conveyance or other instrument within 10 days after it received a written request from the successor Collateral Trustee to do so, or if a Notice of Event of Default is in effect, the predecessor Collateral Trustee may execute the same on behalf of such Loan Party. Such Loan Party hereby appoints any predecessor Collateral Trustee as its agent and attorney to act for it as provided in the next preceding sentence.

5.08.    Status of Successor Collateral Trustee. Every successor Collateral Trustee appointed pursuant to Section 5.07 shall be a bank or trust company in good standing and having power to act as Collateral Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

5.09.    Merger of the Collateral Trustee. Any corporation into which the Collateral Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Trustee shall be a party, shall be Collateral Trustee under this Collateral Trust Agreement and the Collateral Trust Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

5.10.    Co-Collateral Trustee; Separate Collateral Trustee. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Trustee of taxes by such jurisdiction not otherwise imposed on the Collateral Trustee, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Applicable Representative shall in writing so request the Collateral Trustee and the Loan Parties, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder or under any Collateral Trust Security Document, the Collateral Trustee and each of the Loan Parties shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee and the Loan Parties, either to act as co-trustee or co-trustees of all or any of the Collateral under this Collateral Trust Agreement or under any of the Collateral Trust Security Documents, jointly with the Collateral Trustee originally named herein or therein or any successor Collateral Trustee, or to act as separate trustee or trustees of any of the Collateral. If any of the Loan Parties shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Collateral Trustee to do so, or if a Notice of Event of Default is in effect, the Collateral Trustee may act under the foregoing provisions of this Section 5.10(a) without the concurrence of such Loan Parties and execute and deliver such instruments and agreements on behalf of such Loan Parties. Each of the Loan Parties hereby appoints the Collateral Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 5.10(a) in either of such contingencies.

(b)    Every separate trustee and every co-trustee, other than any successor Collateral Trustee appointed pursuant to Section 5.07, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

(i)    all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustee or any agent appointed by the Collateral Trustee;

(ii)    all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee hereunder and under the relevant Collateral Trust Security Document or Documents shall be conferred or imposed and exercised or performed by the Collateral Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

(iii)    no power given hereby or by the relevant Collateral Trust Security Documents to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Collateral Trustee, anything contained herein to the contrary notwithstanding;

(iv)    no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(v)    the Borrower and the Collateral Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Borrower shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Collateral Trustee to do so, or if a Notice of Event of Default is in effect, the Collateral Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Borrower, the Borrower hereby appointing the Collateral Trustee its agent and attorney to act for it in such connection in such contingency. If the Collateral Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Collateral Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Borrower and the Collateral Trustee, or by the Collateral Trustee alone pursuant to this Section 5.10(b).

5.11.    Treatment of Payee or Indorsee by Collateral Trustee; Representatives of Secured Parties. (a) The Collateral Trustee may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

(b)    Any Person (other than a Representative) which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Collateral Trust Agreement or the Collateral shall present to the Collateral Trustee such documents, including, without limitation, Opinions of Counsel, as the Collateral Trustee may reasonably require, in order to demonstrate to the Collateral Trustee the authority of such Person to act as the representative of such Secured Parties (it being understood that (i) the holders of the First Priority Obligations are represented hereunder by the Revolving Administrative Agent, the Tranche B Term Administrative Agent and the Tranche C Term Administrative Agent and (ii) such holders shall have no other rights pursuant to this Section 5.11(b)). The authority of each Representative shall be demonstrated by its inclusion as such in the lists from time to time delivered pursuant to Section 4.02.

5.12.    Assignment of Rights, Not Assumption of Duties. Anything herein contained to the contrary notwithstanding, (a) each Loan Party shall remain liable under each of the Collateral Trust Security Documents to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Collateral Trust Agreement had not been executed, (b) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder shall not release a Loan Party from any of its duties or obligations under each of the Collateral Trust Security Documents to which it is a party and (c) the Collateral Trustee shall not have any obligation or liability under any of the Collateral Trust Security Documents to which any Loan Party is a party by reason of or arising out of this Collateral Trust Agreement, nor shall the Collateral Trustee be obligated to perform any of the obligations or duties of a Loan Party thereunder or, except as expressly provided herein, to take any action to collect or enforce any claim for payment assigned hereunder or otherwise.

SECTION 6

MISCELLANEOUS

6.01.    Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to any of the Loan Parties, the Collateral Trustee or any Representative shall be given in writing or by telecopy transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or when transmitted by facsimile transmission, addressed (i) if to Collateral Trustee, at Citibank, N.A., 1615 Brett Road, OPS III, New Castle, DE 19720, Attention: Loan and Agency Team, Telephone: (302) 894-6010, Telecopy: (212) 994-0961, email: GLAgentOfficeOps@citi.com, (ii) if to the Borrower, at World Headquarters, 26555 Northwestern Highway, Southfield, Michigan 48033, Attention: James C. Zabriskie, Telephone: (248) 354-8673 and Telecopy: (248) 354-7727, with copies to Brett Pynnonen, Telephone: (248) 354-1748 and Telecopy: (248) 354-7727 or (iii) if to any other Loan Party, in care of the Borrower at the address specified in clause (ii) above or, in each case, at any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this Section 6.01 to the party sending such communication or (ii) if to any Representative, to it at its address specified from time to time in the list provided by the Borrower to the Collateral Trustee pursuant to Section 4.02; provided that any notice, request or demand to the Collateral Trustee shall not be effective until received by the Collateral Trustee in writing or by facsimile transmission in the corporate trust division at the office designated by it pursuant to this Section 6.01.

6.02.    No Waiver. No failure on the part of the Collateral Trustee, any co-trustee, any separate trustee, any Representative or any other Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Collateral Trust Agreement or any Collateral Trust Security Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.03.    Amendments, Supplements and Waivers. (a) With the written consent of each First Priority Representative and each Second Priority Representative, the Collateral Trustee and the Loan Parties may, from time to time, enter into written agreements supplemental hereto or to any Collateral Trust Security Document for the purpose of amending, adding to, or waiving any provisions of, this Collateral Trust Agreement or any Collateral Trust Security Document.

(b)    Without the consent of any Representative or any other Secured Party, the Collateral Trustee and any of the Loan Parties, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Collateral Trust Security Document, in form satisfactory to the Collateral Trustee, (i) to add to the covenants of such Loan Party for the benefit of the Secured Parties or to surrender any right or power herein conferred upon such Loan Party; (ii) to mortgage or pledge to the Collateral Trustee, or grant or perfect a security interest in favor of the Collateral Trustee in, any property or assets as additional security for the Secured Obligations (including without limitation any such agreements the Loan Parties are required to enter into pursuant to Section 5.09 of the Credit Agreement); or (iii) to cure any ambiguity, to correct or supplement any provision herein or in any Collateral Trust Security Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (iii) shall not adversely affect the interests of any Secured Party, as determined in an Opinion of Counsel delivered to the Collateral Trustee.

(c)    The Collateral Trustee may, but shall not be obligated to, enter into any supplemental agreement pursuant to this Section 6.03 which would adversely affect its interests hereunder.

6.04.    Headings. The table of contents and the headings of sections have been included herein and in the Collateral Trust Security Documents for convenience only and should not be considered in interpreting this Collateral Trust Agreement or the Collateral Trust Security Documents.

6.05.    Severability. Any provision of this Collateral Trust Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.06.    Successors and Assigns. This Collateral Trust Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Collateral Trust Agreement or any Collateral.

6.07.    Currency Conversions. In calculating the amount of Secured Obligations or Collateral proceeds for any purpose hereunder, including, without limitation, voting or distribution purposes, the amount of any Secured Obligation which is denominated in a currency other than U.S. dollars shall be converted by the relevant Representative into U.S. dollars at the spot rate for purchasing U.S. dollars with such currency as set forth in The Wall Street Journal on the business day prior to the date on which such calculation is to be made.

6.08.    Governing Law. This Collateral Trust Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

6.09.    Counterparts. This Collateral Trust Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

6.10.    Termination. (a) Any liens granted under any Collateral Trust Security Document shall terminate in accordance with the terms of such Collateral Trust Security Document. Upon the termination of the Liens upon the Collateral held by the Collateral Trustee and payment in full of all Collateral Trustee Fees, the security interests created by Section 4.07 shall terminate forthwith and all right, title and interest of the Collateral Trustee in and to the Collateral shall revert to the Loan Parties, their successors and assigns.

(b)    Upon the termination or release of any liens created under any Collateral Trust Security Document in accordance with the terms thereof the Collateral Trustee will comply with the provisions set forth therein regarding the execution and delivery of documents to evidence such termination or release.

(c)    This Collateral Trust Agreement shall terminate when all security interests granted under the Collateral Trust Security Documents have terminated and the Collateral has been released; provided that the provisions of Sections 4.03, 4.04, 4.05 and 4.06 shall not be affected by any such termination. At any time prior to the termination of all security interests granted under the Collateral Trust Security Documents and the release of all the Collateral, this Collateral Trust Agreement shall terminate when each of the First Priority Representative and the Second Priority Representative shall have agreed to such termination and shall have delivered the Collateral Trustee written notice thereof.

6.11.    New Loan Parties. During the term of this Collateral Trust Agreement, one or more additional Subsidiaries may become a party to this Collateral Trust Agreement by executing an assumption agreement, substantially in the form of Exhibit B, whereupon such Subsidiary shall become an Loan Party for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Collateral Trust Agreement.

6.12.    Inspection by Regulatory Agencies. The Collateral Trustee shall make available, and shall cause each custodian and agent acting on its behalf in connection with this Collateral Trust Agreement to make available, all Collateral in such Person’s possession at all times for inspection by any regulatory agency having jurisdiction over an Loan Party to the extent required by such regulatory agency in its discretion at the expense of such Loan Party.

6.13.    Confidentiality. The Collateral Trustee agrees to keep confidential any written information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with the Collateral Trust Agreement or any Collateral Trust Security Document or (b) obtained by the Collateral Trustee based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent the Collateral Trustee from disclosing any such information (i) to the Representatives or any Lenders, (ii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iii) upon the request or demand of any Governmental Authority having jurisdiction over the Collateral Trustee or as shall be required pursuant to any Requirement of Law, (iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (v) in connection with any litigation to which the Collateral Trustee is a party, (vi) which has been publicly disclosed other than in breach of the Collateral Trust Agreement, or (vii) to the extent reasonably necessary, in connection with the exercise of any remedy hereunder.

6.14.    Submission to Jurisdiction; Waivers. Each Loan Party hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Collateral Trust Agreement and the other Collateral Trust Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)    to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address as set forth on the signature pages hereto or at such other address of which the Collateral Trustee shall have been notified pursuant to Section 6.01;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this section any special, exemplary, punitive or consequential damages.

6.15.    WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS COLLATERAL TRUST AGREEMENT OR ANY OTHER COLLATERAL TRUST SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

6.16.    Intercreditor Agreements. (a) Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the ABL Intercreditor Agreement and each applicable PP&E Intercreditor Agreement (collectively, the “Intercreditor Agreements”), (ii) agrees (or is deemed to agree) that it will be bound by the provisions of each applicable Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of such Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreements and (iv) acknowledges (or is deemed to acknowledge) that a copy of each applicable Intercreditor Agreement was delivered, or made available, to such Person. The Collateral Trustee may effect any amendment or supplement to the Intercreditor Agreements that is for the purpose of adding the holders of Indebtedness under any Secured Instrument, as contemplated by the terms of this Collateral Trust Agreement and the Intercreditor Agreements.

(b)    Notwithstanding anything to the contrary herein or in any Secured Instrument, the priority of the Liens securing the Secured Obligations and the exercise of rights and remedies of the Collateral Trustee, any Representative and any holder of Secured Obligations hereunder and under any Security Instrument or any other Collateral Trust Security Document are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and the terms of this Collateral Trust Agreement, any Security Instrument or any other Collateral Trust Security Document with respect to the priority of any Liens granted to the Collateral Trustee or the exercise of any rights and remedies of the Collateral Trustee, any Representative or any other holder of Secured Obligations, the terms of the Intercreditor Agreements shall govern and supersede and control the terms and provisions hereof or of such Security Instrument or such other Collateral Trust Security Document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

FEDERAL-MOGUL HOLDINGS CORPORATION

By:	/s/ James C. Zabriskie
	Name:	James C. Zabriskie
	Title:	Vice President and Treasurer

FEDERAL-MOGUL CORPORATION

By:	/s/ James C. Zabriskie
	Name:	James C. Zabriskie
	Title:	Vice President and Treasurer

[Signature Page to Amended and Restated Collateral Trust Agreement]

CARTER AUTOMOTIVE COMPANY, INC.

FEDERAL-MOGUL IGNITION COMPANY

FEDERAL-MOGUL PISTON RINGS, INC.

FEDERAL-MOGUL POWERTRAIN, INC.

FEDERAL-MOGUL POWERTRAIN IP, LLC

FEDERAL-MOGUL PRODUCTS, INC.

FEDERAL-MOGUL VEHICLE COMPONENT SOLUTIONS, INC.

FEDERAL-MOGUL WORLD WIDE, INC.

FELT PRODUCTS MFG, CO.

MUZZY LYON AUTO PARTS, INC.

FEDERAL-MOGUL CHASSIS LLC

by:	/s/ James C. Zabriskie
	Name:	James C. Zabriskie
	Title:	President and Treasurer

[Signature Page to Amended and Restated Collateral Trust Agreement]

CITIBANK, N.A., as Collateral Trustee

By:	/s/ Matthew Burke
	Name:	Matthew Burke
	Title:	Vice President

[Signature Page to Amended and Restated Collateral Trust Agreement]

Acknowledged and consented to by:

CITIBANK, N.A., as a First-Priority Representative

By:	/s/ Matthew Burke
	Name:	Matthew Burke
	Title:	Vice President

[Signature Page to Amended and Restated Collateral Trust Agreement]

Acknowledged and consented to by:

CREDIT SUISSE, AG, CAYMAN ISLANDS BRANCH, as a First-Priority Representative

By:	/s/ John D. Toronto
	Name:	John D. Toronto
	Title:	Authorized Signatory

By:	/s/ Whitney Gaston
	Name:	Whitney Gaston
	Title:	Authorized Signatory

[Signature Page to Amended and Restated Collateral Trust Agreement]

EXHIBIT A

FORM OF NOTICE OF EVENT OF DEFAULT

[Date]

To:     Citibank, N.A., as Collateral Trustee

Re:     Amended and Restated Collateral Trust Agreement, dated as of April 15, 2014, among Federal-Mogul Holdings Corporation (the “Borrower”), the other subsidiaries of the Borrower parties thereto (together with the Borrower, the “Loan Parties”) and Citibank, N.A., as Collateral Trustee (as amended from time to time, the “Collateral Trust Agreement”).

An event of default has occurred with respect to the [Borrowing Base Priority][PP&E Priority] Obligations under the provisions of the [First] [Second] Priority Documents and, as a result thereof, the holders of such [First] [Second] Priority Obligations have the right to declare such [First] [Second] Second Priority Obligations immediately due and payable.

The undersigned is the “Applicable Representative” with respect to such [Borrowing Base Priority] [PP&E Priority] Obligations under the Collateral Trust Agreement on the date of such notice.

Terms defined in the Collateral Trust Agreement and used herein shall have the meanings given to them in the Collateral Trust Agreement.

[CITIBANK, N.A.,
[as Revolving Administrative Agent]
[as Tranche B Term Administrative Agent]

[CREDIT SUISSE, AG, as Tranche C Term Administrative Agent]

Name:
Title:

A-1

EXHIBIT B

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of              , 20     made by                     (the “New Loan Party”) in favor of CITIBANK, N.A., as Collateral Trustee under the Collateral Trust Agreement referred to below (in such capacity, the “Collateral Trustee”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Collateral Trust Agreement.

WHEREAS, Federal-Mogul Holdings Corporation, a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower parties thereto (together with the Borrower, the “Loan Parties”) and the Collateral Trustee have entered into the Amended and Restated Collateral Trust Agreement, dated as of              , 2014 (as amended, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”); and

WHEREAS, the New Loan Party desires to become a party to the Collateral Trust Agreement in accordance with Section 6.11 of the Collateral Trust Agreement;

NOW, THEREFORE, IT IS AGREED:

1.     Collateral Trust Agreement. By executing and delivering this Assumption Agreement, the New Loan Party hereby becomes a party to the Collateral Trust Agreement as a “Loan Party’’ thereunder and, without limiting the foregoing, hereby expressly assumes all obligations and liabilities of an “Loan Party’’ thereunder.

2.     GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[NEW OBLIGOR]

Address for Notices:

Attention: Telecopy No.: With a copy to: Attention: Telecopy No.:

B-1

EXHIBIT C

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER

Reference is made to the Amended and Restated Collateral Trust Agreement dated as of April 15, 2014, among Federal-Mogul Holdings Corporation (the “Borrower”), the subsidiaries of the Borrower parties thereto (together with the Borrower, the “Loan Parties”) and Citibank, N.A., as Collateral Trustee (as amended from time to time, the “Collateral Trust Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered as a condition precedent to the Obligations related to the Indebtedness for which the undersigned is acting as [agent][trustee] (the “Additional Secured Debt”) being entitled to the benefits of being [First Priority][Second Priority] Obligations under the Collateral Trust Agreement.

1. Acknowledgment. The undersigned,                     , a                     , (the “New Representative”) as [trustee][collateral agent] [administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the applicable debt] hereby agrees to the terms of the Collateral Trust Agreement, to be bound as a [First Priority Representative] [a Second Priority Representative] thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if additional debt relates to First Priority Obligations] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the series of Additional Secured Debt hereby agrees, for the enforceable benefit of all holders of each existing and future series of Secured Obligations that:

1.

all [Borrowing Base Priority] [PP&E First Lien] Obligations will be and are secured equally and ratably by all Liens at any time granted by the Loan Parties to secure any Obligations in respect of the Additional Secured Debt, whether or not upon property otherwise constituting collateral for such Additional Secured Debt, and that all such Liens will be enforceable by the Collateral Trustee for the benefit of all holders of [Borrowing Base Priority] [PP&E First Lien] Obligations equally and ratably;

2.

the New Representative and each holder of Obligations in respect of the Additional Secured Debt for which the undersigned is acting as Representative are bound by the provisions of the Collateral Trust Agreement, the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement (as defined in the Credit Agreement) (if applicable), including the provisions relating to ranking of Liens and the order of application of proceeds from the enforcement of Liens; and

3.

it consents to the Collateral Trustee performing, and directs the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the other Collateral Trust Security Documents in respect of the Obligations. [or]

C-1

[Option B: to be used if additional debt relates to Second Priority Obligations] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the series of Additional Secured Debt hereby agrees, for the enforceable benefit of all holders of each existing and future series of Secured Obligations that:

1.

all Second Priority Obligations will be and are secured equally and ratably by all Liens at any time granted by the Loan Parties to secure any Obligations in respect of the Additional Secured Debt, whether or not upon property otherwise constituting collateral for such series of Additional Secured Debt, and that all such Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Second Priority Obligations equally and ratably;

2.

the New Representative and each holder of Obligations in respect of the series of Additional Secured Debt for which the undersigned is acting as Representative are bound by the provisions of the Collateral Trust Agreement, the ABL Intercreditor Agreement and the Second Lien Intercreditor Agreement (as defined in the Credit Agreement), including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens; and

3.

it consents to the Collateral Trustee performing, and directs the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the other Collateral Trust Security Documents in respect of the Obligations.

3. Governing Law and Miscellaneous Provisions. The provisions of Sections 6.08, 6.09 and 6.14 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of             , 20    .

C-2

[INSERT NAME OF NEW REPRESENTATIVE]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Secured Obligations represented thereby:

Citibank, N.A., as Collateral Trustee

By
Name:
Title:

C-3